Exhibit 99.1
Clearwire Corporation Announces Commencement of Rights Offering
KIRKLAND, Wash.— DEC. 21, 2009 — Clearwire Corporation (NASDAQ: CLWR) announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission for its previously announced rights offering. The registration statement is automatically effective as of December 21, 2009. Clearwire will commence the rights offering to holders of its Class A common stock, par value $0.0001 per share (and holders of warrants and employee equity incentives, as required by their terms) as of 5:00 p.m., New York City time, on December 17, 2009, the record date for the rights offering.
Under the terms of the rights offering, Clearwire is distributing at no charge to the holders of its Class A common stock at 5:00 p.m., New York City time, on the record date for the rights offering, one transferable subscription right for each share of Class A common stock then owned, up to an aggregate of 216,566,652 rights (which includes 103,083,055 rights to be issued to certain stockholders who, on their own behalf, have agreed not to exercise or transfer any rights they receive pursuant to the rights offering, subject to limited exceptions). Each right will be exercisable to purchase 0.4336 shares at an exercise price of $7.33 per share. The subscription rights are exercisable for up to an aggregate of 93,903,300 shares of Clearwire’s Class A common stock. The subscription rights will be exercisable until 5:00 p.m., New York City time, on June 21, 2010, unless Clearwire extends the expiration date. The rights will be transferable and have been approved for listing on the NASDAQ Global Select Market under the symbol “CLWRR.”
If all of the rights are exercised the total purchase price for the shares offered in this rights offering to be approximately $361 million, assuming full participation (not including the exercise of rights held by certain stockholders who, on their own behalf, have agreed not to exercise or transfer any rights they receive pursuant to the rights offering, subject to limited exceptions). Clearwire intends to use the proceeds from the rights offering for general corporate purposes, including the deployment of Clearwire’s 4G mobile WiMAX network.
The rights offering will be made only by means of a prospectus. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.
About Clearwire
Clearwire offers a robust suite of advanced high-speed Internet services to consumers and businesses. As part of a multi-year network build-out plan, Clearwire’s 4G service, called CLEAR™, will be available in major metropolitan areas across the U.S., and bring together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next-generation broadband access. Strategic investors in Clearwire include Intel, Comcast, Sprint Nextel, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides 4G service, utilizing WiMAX technology, in 27 markets and provides pre-WiMAX communications services in 34 markets across the U.S. and Europe. The company also serves as the wholesale 4G network supplier for the next-generation wireless data products offered by several strategic investors, including Sprint, Comcast, Time Warner Cable and Bright House Networks. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
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Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding the planned financing transactions, plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network, including market launch plans; products and services to be offered on our network; planned marketing and branding efforts and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending transactions, including the new equity financing by our strategic investors and senior secured notes offering, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the sections entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K filed on March 26, 2009 and its Quarterly Report on Form 10-Q filed November 10, 2009. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
For additional information, please contact:
Investor Relations
425-216-4735
investorrelations@clearwire.com
Media and Industry Analysts
Susan Johnston
425-216-7913
Susan.johnston@clearwire.com